                                                                     EXHIBIT 1.2


                                Pricing Agreement
                                -----------------


J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.


                        As Representatives of the several

                     Underwriters named in Schedule I hereto

                                  June 26, 2001

Ladies and Gentlemen:

     Sempra Energy, a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 26, 2001 (the "Underwriting Agreement") between the Company on the one hand and you as Representatives on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

     (Signature Page Follows)

                                            Very truly yours,

                                            Sempra Energy


                                               /s/ Charles McMonagle
                                            By:_______________________________
                                               Name: Charles McMonagle
                                               Title: Vice President

Accepted as of the date hereof:


J.P. Morgan Securities Inc.

   /s/ Kathryn Sayko
By:________________________________
   Name: Kathryn Sayko
   Title: Vice President


Salomon Smith Barney Inc.

   /s/ Howard Hiller
By:________________________________
   Name: Howard Hiller
   Title: Managing Director

                                  SCHEDULE I


                                                  Principal Amount of Designated
                                                            Securities
Underwriter                                              to be Purchased
------------------------------------------------  ------------------------------
J.P. Morgan Securities Inc......................           $250,000,000
Salomon Smith Barney Inc........................            250,000,000
                                                           ------------
         Total..................................           $500,000,000
                                                           ============


                                 Schedule I-1

                                  SCHEDULE II


Title of Designated Securities:

           6.80% Notes due 2004

Aggregate principal amount:

           $500,000,000

Price to Public:

           99.951% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 29, 2001

Purchase Price by Underwriters:

           99.551% of the principal amount of the Designated Securities

Form of Designated Securities:

           Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified funds for payment of purchase price:

           Federal (same day) funds

Time of Delivery:

           10:00 a.m. (New York City time), June 29, 2001

Indenture:

           Indenture dated February 23, 2000, between the Company and U.S. Bank Trust National Association, as Trustee

Maturity:

           July 1, 2004

Interest Rate:

           6.80%, accruing from June 29, 2001, subject to adjustment as set forth in the final prospectus supplement dated June 26, 2001 relating to the Designated Securities

                                 Schedule II-1

Interest Payment Dates:

         January 1 and July 1, commencing January 1, 2002

Redemption Provisions:

         The Designated Securities may be redeemed, in whole or in part at the option of the Company, on the terms and subject to the conditions set forth in the final prospectus supplement dated June 26, 2001 relating to the Designated Securities

Sinking Fund Provisions:

         No sinking fund provisions

Defeasance provisions:

         The Designated Securities shall be subject to defeasance on the terms and subject to the conditions set forth in the final prospectus supplement dated June 26, 2001 relating to the Designated Securities

Closing location for delivery of Designated Securities:

         Latham & Watkins
         633 West Fifth Street, Suite 4000
         Los Angeles, California  90071

Additional Closing Conditions:

         Not applicable

Names and addresses of Representatives:

         Designated Representatives:

         J.P. Morgan Securities Inc.

         Address for Notices, etc.:

         270 Park Avenue
         New York, New York  10017
            Attention:  Transaction Execution Group
            Fax: (212) 834-6702

                                 Schedule II-2

         Salomon Smith Barney Inc.

         Address for Notices, etc.:

         390 Greenwich Street
         New York, New York  10013

                                 Schedule II-3